UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2016

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9 Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2016, NeoGenomics, Inc., a Nevada corporation (the “Company”), held an annual meeting of its stockholders.  At the annual meeting, 45,165,347 shares of the Company’s common stock, par value $0.001 per share, and all 14,666,667 shares of the Company’s Series A redeemable convertible preferred stock, par value $0.001 per share (together with the common stock, “Voting Stock”), were present or represented by proxy at the meeting, representing approximately 65% of the outstanding Voting Stock as of April 20, 2016, the record date for the annual meeting. At the annual meeting, two proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

(1)

Proposal No. 1: The election of Douglas M. VanOort, Steven C. Jones, Kevin C. Johnson, Raymond R. Hipp, William J. Robison, Bruce K. Crowther, Lynn A. Tetrault, Alison L. Hannah and Kieran P. Murphy to serve as members of the Board of Directors until the next succeeding annual meeting of stockholders or until his or her successor has been duly elected and qualified.  The stockholders elected the nine directors by the following votes:

	Votes For	Votes Withheld	Votes Against	Broker Non-Votes
Douglas M. VanOort	58,743,355	1,088,629	-	-
Steven C. Jones	57,359,991	2,472,023	-	-
Kevin C. Johnson	58,064,827	1,767,187	-	-
Raymond R. Hipp	53,351,517	6,480,497	-	-
William J. Robison	54,928,310	4,903,704	-	-
Bruce K. Crowther	58,569,235	1,262,779	-	-
Lynn A. Tetrault	57,318,645	2,513,369	-	-
Alison L. Hannah	59,308,758	523,256	-	-
Kieran P. Murphy	46,614,167	13,217,847	-	-
(2)

Proposal No. 2: The approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers, as identified in the proxy statement for the annual meeting.  The stockholders approved the proposal by the following vote:

	Number of Votes	Outstanding %	Voted %
For	56,371,665	61.42%	94.22%
Against	2,982,005	3.25%	4.98%
Abstentions	478,344	0.52%	0.80%

Item 8.01.  Other Matters.

The investor presentation attached hereto as Exhibit 99.1 was presented to the Company’s stockholders at the special meeting.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1                     Annual Shareholder Meeting Presentation dated June 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: June 8, 2016

Exhibit Index

Exhibit No. Description

99.1	Annual Shareholder Meeting Presentation dated June 7, 2016

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